Exhibit 5.1

                                 August 26, 2004




The Board of Directors of Cimetrix Incorporated
6979 South High Tech Drive
Salt Lake City, Utah 84047-3757

Re: Registration Statement on Form S-8 filed by Cimetrix Incorporated (the "Company") with respect to the Cimetrix Incorporated 1998 Stock Option Plan (the "1998 Plan") and the Cimetrix Incorporated First Amended and Restated Director Stock Option Plan, as amended (the "Director Plan," and together with the 1998 Plan, the "Plans")

Gentlemen:

     We  refer  you to the  Company's  Registration  Statement  on Form S-8 (the
"Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of up to 6,100,000 shares of common stock, par value $.0001 per share, of the Company ("Common Stock") potentially subject to awards under the Plans. We advise you that, in our opinion:

          The issuance of up to 5,000,000 shares of Common Stock pursuant to awards under the 1998 Plan, and the issuance of up to 1,100,000 shares of Common Stock pursuant to awards under the Director Plan have been duly approved by the board of directors of the Company and such shares, when issued in accordance with the provisions of the applicable plan, will be legally issued, fully paid and nonassessable. We assume, for these purposes, that the issuance of any awards under the Plans and of the Common Stock subject to such awards will be made pursuant to the applicable plan, in full accordance with the terms and conditions of the applicable plan and pursuant to this Registration Statement.

     We hereby consent to the identification of us as having rendered the opinion herein, and reference to the foregoing opinion, including the filing of this opinion as an exhibit, to the Registration Statement.



                                           Very truly yours,

                                          /s/ Parr Waddoups Brown Gee & Loveless

                                          PARR WADDOUPS BROWN GEE & LOVELESS



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